Exhibit 5.1
                                                                     -----------


                                   May 3, 2001

                              BMW FS Securities LLC
                       Registration Statement on Form S-3


BMW FS Securities LLC
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

         Re:      Amendment No. 2 to Registration Statement (Nos. 333-56802,
                  ----------------------------------------------------------
                  333-56802-01 and 333-56802-02)
                  ------------------------------

         We have acted as counsel to BMW FS Securities LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (No. 333-56802), (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of asset-backed notes (the "Notes"). As described in the Registration Statement, the Notes will be issued in five classes with each class being issued by BMW Vehicle Owner Trust 2001-A (the "Trust") pursuant to an indenture between the Trust, as issuer, and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), dated as of May 1, 2001 (the "Indenture").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, and such limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumptions that (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Notes have been or will be duly approved by the Managing Member (or the authorized designees) of the Company, (iii) the related Indenture has been duly authorized, executed and delivered by the parties thereto substantially in



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the form filed as an exhibit to the Registration Statement, and (iv) the Notes have been duly executed by the Indenture Trustee and authenticated by the Indenture Trustee in accordance with the Indenture and sold and delivered by the Trust against payment therefor.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Notes will be legally issued, fully paid and nonassessable and the Notes will be the binding obligation of the Trust subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, the subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         The opinions herein are limited to the laws of the State of New York, the limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectus and the forms of prospectus supplements which are a part of the Registration Statement.

                                              Very truly yours,

                                              /s/ Weil, Gotshal & Manges LLP





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